UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

December 20, 2018

____________________________

ChineseInvestors.com, Inc.

(Exact name of registrant as specified in its charter)

____________________________

Indiana	000-54207	35-2089868
(State of Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

227 W. Valley Blvd. #208A, San Gabriel, CA		91776
(Address of principal executive offices)		(Zip Code)

(626) 589-2468

(Registrant’s telephone number, including area code)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfying the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐       Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐       If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 3.02 Unregistered Sales of Equity Securities.

Series A-2014 Convertible Preferred Stock

In the years ended May 31, 2016 and 2015 the Company issued 720,000 and 1,885,000 shares of preferred stock as Series A-2014 convertible preferred stock for total proceeds of $2,605,000. The terms of the preferred stock allow the holder to convert each share of preferred stock into 2.5 shares of common stock at any time after nine months from the date of issuance. The holders of shares of preferred stock shall have the right to one vote for each share of common stock into which such preferred stock could convert. The holders of shares of preferred stock are entitled to receive a dividend of $0.06 per share per annum for the first two years from the issuance of the instruments, which has been recorded as an accrued dividend on the liabilities section of the balance sheet. The Company maintained the right to suspend the dividend at its discretion if it is deemed necessary.

During the period from September 1, 2018 through December 14, 2018, the shareholders of preferred stock Series A-2014 converted 50,000 shares of preferred stock for 125,000 shares of common stock shares at a conversion rate of 1 share of preferred stock Series A-2014 for 2.50 shares of common stock.

Series C-2016 Convertible Preferred Stock

In December 2016, the Company issued 5,000,043 shares of its Series C-2016 Preferred Stock at a price of $1.00 per share for total proceeds of $5,000,043. The terms of the preferred stock allow the holder to convert each share of preferred stock into 3 shares of common stock at any time after nine months from the date of issuance. The holders of shares of preferred stock are entitled to receive a dividend of $0.06 per share per annum for the first year from the issuance of the instruments, which has been recorded as an accrued dividend on the liabilities section of the balance sheet. The Company maintained the right to suspend the dividend at its discretion if it is deemed necessary.

During the period from September 1, 2018 through December 14, 2018, the shareholders of preferred stock Series C-2016 converted 39,958 shares of preferred stock for 119,874 shares of common stock at a conversion rate of 1 share of preferred stock Series C-2016 for 3.00 shares of common stock.

Series D-2017 Convertible Preferred Stock

For the year ended May 31, 2018, the Company issued 6,793,050 shares of its Series D-2017 Convertible Preferred Stock at a price of $1.00 per share for total proceeds of $6,793,050. The terms of the preferred stock allow the holder to convert each share of preferred stock into 2 shares of common stock at any time from the date of issuance. The holders of shares of preferred stock are entitled to receive a dividend of $0.06 per share per annum for the first two years from the issuance, which has been recorded as an accrued dividend on the liabilities section of the balance sheet. The Company maintained the right to suspend the dividend at its discretion if it is deemed necessary.

For the three month period ended August 31, 2018, the Company issued shares of its Series D-2017 Preferred Stock at a price of $1.00 per share for total proceeds of $1,845,000. The terms of the preferred stock allow the holder to convert each share of preferred stock into 2 shares of common stock at any time from the date of issuance. The holders of shares of preferred stock are entitled to receive a dividend of $0.06 per share per annum for the first two years from the issuance of the instruments, which has been recorded as an accrued dividend on the liabilities section of the balance sheet. The Company maintained the right to suspend the dividend at its discretion if it is deemed necessary.

During the period from September 1, 2018 through December 14, 2018, the shareholders of preferred stock Series D-2017 converted 1,791,000 shares of preferred stock for 3,582,000 shares of common stock shares at a conversion rate of 1 share of preferred stock Series C-2016 for 2.00 shares of common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 20, 2018

ChineseInvestors.com, Inc.

By: /s/ Wei Wang

Name: Wei Wang

Title: Chief Executive Officer